MASTER AGREEMENT AMONG UNDERWRITERS
                     FOR UNIT INVESTMENT TRUSTS SPONSORED BY
                              VAN KAMPEN FUNDS INC.

Gentlemen:

1. The Trust: We understand that you, Van Kampen Funds Inc., are entering into this agreement (the "Agreement"), in counterparts, with various firms, including ours, who may elect to be underwriters for issues of various series of unit investment trusts for which you will act as principal underwriter (the "Trusts"). This Agreement shall apply to any offering of units of fractional undivided interest (the "Units") in those Trusts in which we elect to act as an underwriter (underwriters with respect to each Trust being hereinafter called "Underwriters") after receipt of a notice from you stating the name and size of the Trust and our participation as an Underwriter in the proposed offering shall be subject to the provisions of this Agreement. Each Trust is, or will be, a series of a unit investment trust registered under the Investment Company Act of 1940, as amended (the "1940 Act"), by appropriate filings with the Securities and Exchange Commission (the "Commission"). Additionally, the units of each Trust are, or will be, registered with the Commission under the Securities Act of 1933, as amended (the "1933 Act"), on Form S-6 or its successor form(s), including a proposed form of prospectus (the "Preliminary Prospectus").

     The registration statement filed by a Trust pursuant to the 1933 Act, as finally amended and revised at the time it becomes effective, is herein referred to as the "Registration Statement" and the related prospectus is herein referred to as the "Final Prospectus," except, that, if the prospectus filed by the Trust pursuant to Rule 497 under the 1933 Act shall differ from the prospectus on file at the time the Registration Statement shall become effective, the term "Final Prospectus" shall refer to the prospectus filed pursuant to Rule 497 from and after the date on which it shall have been filed.

     The following provisions of the Agreement shall apply separately to each individual offering of Units by a Trust.

     We understand that, as of the date upon which we have agreed to underwrite Units of a Trust, (i) the Commission shall not have issued any order preventing or restraining the use of the applicable Preliminary Prospectus; (ii) the applicable Preliminary Prospectus shall conform in all material respects to the requirements of the 1933 Act and the rules and regulations promulgated thereunder; (iii) the applicable Preliminary Prospectus, as of its date, shall not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iv) when the Registration Statement becomes effective, it and the Final Prospectus, and any amendments or supplements thereto, will contain all statements that are required to be stated therein in accordance with the 1933 Act and the rules and regulations promulgated thereunder; and (v) neither the Registration Statement nor the Final Prospectus, nor any amendment or supplement thereto, will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that you make no representation or warranty as to information contained in, or omitted from, any Preliminary Prospectus, the Registration Statement, the Final Prospectus or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to you by, or on behalf of, any Underwriter specifically for use in the preparation thereof.

2. Designation and Authority of Representative: You are hereby authorized to act as our representative (the "Representative") in connection with all matters to which this Agreement relates and to take the action provided herein to be taken by you or as you may otherwise deem necessary or advisable. We understand that we have no obligations under this Agreement with respect to any Trust in which we choose not to participate as an Underwriter.

     You will be under no liability to us for any act or omission except for obligations expressly assumed by you herein and no obligations on your part will be implied or inferred herefrom. The rights and liabilities of the respective parties hereto are several and not joint, and nothing herein or hereunder will constitute them a partnership, association or separate entity.

3. Profit or Loss in Acquisition of Securities: It is understood that the acquisition of securities (the "Securities") for deposit in the portfolio of a Trust shall be at your cost and risk. We acknowledge that you will share with us any net deposit profits in the amounts and to the extent, if any, indicated in the Final Prospectus. For the purposes of determining the number of Units of a Trust underwritten we understand that we will be credited for that number of Units set forth opposite our name in the schedule of Underwriters in the Final Prospectus.

     We agree that you shall have no liability (as Representative or otherwise) with respect to the issue, form, validity, legality, enforceability, value of, or title to the Securities, except for the exercise of due care in determining the genuineness of such Securities and the conformance thereof with the descriptions and qualifications appearing in the Final Prospectus.

4. Purchase of Units: Promptly after you make a determination to offer Units of a Trust and you inquire as to whether we desire to participate in such offering, we will advise you promptly as to the number of Units that we will purchase (the "Unit Commitment") or of our decision not to participate in such offering. You may rely on and we hereby commit on the terms and conditions of this Agreement to purchase and pay for the number of Units of the Trust set forth in our Unit Commitment. Our Unit Commitment may be increased only by mutual agreement between us and you at any time prior to the date as of which the Trust Agreement for the Trust is executed (the "Date of Deposit"). We agree that you, in your sole discretion, reserve the right to decrease our Unit Commitment at any time on or prior to the Date of Deposit and, if you so elect to make such a decrease, you will notify us of such election. Notwithstanding anything to the contrary in this Agreement, the notices described in this paragraph may be made by telephone.

     The price to be paid for such Units shall be the public offering price per Unit of a Trust (as defined in the Final Prospectus) as determined as of the close of the New York Stock Exchange on the Date of Deposit or such other determination on such Date of Deposit as you shall advise us and which shall be set forth in the Final Prospectus, less the Underwriter concession per Unit set forth in the Final Prospectus. Further, certain Underwriters may be eligible for additional compensation as set forth in the Final Prospectus, which additional compensation may be in the form of additional Underwriter concessions or in the form of direct payments from you. At the Date of Deposit for a Trust, we will become the owner of the Units of such Trust and be entitled to the benefits (except for interest, if any, accruing from the Date of Deposit to the first settlement date for Units) as well as the risks inherent therein.

     You are authorized to retain custody of our Units until the Registration Statement relating thereto has become effective under the 1933 Act and you shall have received payment from us for such Units. We agree that payment for Units shall be in Fed Funds, New York clearinghouse or other immediately available funds and that such funds shall be received by you by the earlier of the end of the third (3rd) business day following the Date of Deposit for the applicable Trust or the settlement date established in accordance with Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the "1934 Act"). If such payment is not received by you by such date, we shall forfeit our right to any compensation with respect to such Units, and you reserve the right, without notice, to cancel the sale, or, at your option, to sell the Units to another broker-dealer or back to the Trust, in which case you may hold us responsible for any loss, including loss of profit, suffered by you resulting from our failure to make payment.

     You are authorized to file an amendment to said Registration Statement describing the Securities and furnishing information based thereon or relating thereto and any further amendments or supplements to the Registration Statement or Final Prospectus which you may deem necessary or advisable. We will furnish to you, upon your request, such information as will be required to ensure that the Registration Statement and Final Prospectus are current, insofar as they relate to us, and we will thereafter continue to furnish you with such information as may be necessary to keep current and correct the information previously supplied.

     We understand that each Trust will also take action with respect to the offering and sale of Units in accordance with the Blue Sky or securities laws of certain states in which it is proposed that the Units may be offered and sold. We agree not to transact orders for Units in states or jurisdictions in which Units may not be sold or in which we and our personnel are not authorized to sell Units. You shall have no responsibility, under the laws regulating the sale of securities in the United States or any foreign jurisdiction, with respect to the qualification or status of us or our personnel selling Units. You shall not, in any event, be liable for or responsible for the issue, form, validity, enforceability and value of such Units or for any matter in connection therewith. We agree that we will make no offers or sales of Units in any foreign jurisdiction, except with your express written consent.

5. Public Offering: You agree that you will advise us promptly when the Registration Statement has become effective, and we agree that when we are advised that the Units are released for public offering, we will make a public offering thereof by means of the Final Prospectus under the 1933 Act which describes the deposit of Securities and related information. The terms and conditions of the public offering shall be as set forth in the Final Prospectus. Public advertisement of the offering, if any, shall be made by you on behalf of the Underwriters on such date as you shall determine. We agree that before we use any Trust advertising material, which we have created, we will obtain your prior approval to use such advertising materials.

6. Public Offering Price: We agree to offer and sell Units of a Trust only at the public offering price applicable to such Units and in effect at the time of each transaction. The procedures relating to all orders and the handling of each order (including the manner of computing the net asset value of Units and the effective time of orders received from us) are subject to the terms of the Final Prospectus and your written instructions, if any, as provided to us from time to time. To the extent that the Final Prospectus contains provisions that are inconsistent with this Agreement or any other document, the terms of the Final Prospectus shall be controlling. You reserve the right at any time, and without notice to us, to suspend the sale of Units or to withdraw or limit the offering of Units. We agree to date and time stamp all orders for the purchase or sale of Units received by us, and to promptly forward such orders to you in time for processing at the public offering price next determined after receipt of such orders by us, in each case as described in the Final Prospectus. We represent that we have procedures in place reasonably designed to ensure that orders received by us are handled in a manner consistent with Section 22c under the 1940 Act, and any rules, Commission staff positions or interpretations issued thereunder.

7. Permitted Transactions: It is agreed that part or all of the Units purchased by us may be sold to ----------------------- dealers or other entities with whom we can legally grant a concession or agency commission, only at the then-effective public offering price, less the concession described in the Final Prospectus.

     From time to time, prior to the termination of this Agreement, at your request, we will advise you of the number of our Units which remain unsold and, at your request, we agree to deliver to you any of such unsold Units to be sold for our account to retail accounts, or, less the concession or agency commission then effective, to dealers or others.

     If, prior to the termination of this Agreement, or such earlier date as you may determine and advise us thereof in writing, you shall purchase or contract to purchase any of our Units or any Units issued in exchange therefor, in the open market or otherwise, or if any such Units shall be tendered to the Trustee for redemption because such Units were not effectively placed for investment by us, we agree to repurchase such Units at a price equal to the total cost of such purchase, including accrued interest and commissions, if any, and transfer taxes on redelivery. Regardless of the amount paid on the repurchase of any such Units, it is agreed that the Units may be resold by us only at the then effective public offering price.

8. Compliance with Section 14 of the 1940 Act: We hereby acknowledge and agree that pursuant to Section 14(a) of the 1940 Act and the rules promulgated thereunder (or pursuant to an order of the Commission granted to you and the Trusts related thereto) (a) if, within ninety days from the time that a Trust's Registration Statement has become effective under the 1933 Act, the net worth of such Trust declines to less than $100,000 or such Trust is terminated, the trustee of such Trust shall (i) refund, on demand and without deduction, all sales charges to each investor who purchased Units of such Trust, and (ii) liquidate the Securities held by such Trust and distribute the proceeds thereof to the unitholders of such Trust and (b) in the event that redemptions by you or any Underwriter of Units constituting a part of the Units not theretofore sold to the public results in a Trust having a net worth of less than 40 percent of the principal amount of the Securities (or delivery statements relating to contracts for the purchase of any such Securities which, together with cash or an irrevocable letter of credit issued by a bank in the amount required for their purchase, are held by such Trust for purchase of the Securities) initially deposited in such Trust: the trustee of such Trust shall (i) terminate such Trust in the manner provided in the trust agreement and distribute the assets thereof to the unitholders of such Trust, and (ii) refund, on demand and without deduction, all sales charges to each person who purchased Units of such Trust from you or from any Underwriter or broker-dealer participating in the distribution. In the event that a Trust is terminated in accordance with the foregoing, we will refund any sales charges to any purchaser of such Units purchased from us, or purchased from a dealer participating in the distribution of such Units who purchased such Units from us. We authorize you to charge our account for all refunds of sales charges in respect to our Units.

9. Substitution of Underwriters: We authorized you to arrange for the substitution hereunder of other persons, who may include you and us, for all or any part of the commitment of any non-defaulting Underwriter with the consent of such Underwriter, and of any defaulting Underwriter without the consent thereof, upon such terms and conditions as you may deem advisable, provided that the number of Units to be purchased by us shall not be increased without our consent and that such substitution shall not in any way affect the liability of any defaulting Underwriter to the other Underwriters for damages from such default, nor relieve any other Underwriter of any obligation under this Agreement. The expenses chargeable to the account of any defaulting Underwriter and not paid for by it or by a person substituted for such Underwriter and any additional losses or expenses arising from such default shall be considered to be expenses under this Agreement and shall be charged against the accounts of the non-defaulting Underwriters in proportion to their respective commitments.

10. Termination: This Agreement shall terminate with respect to each Trust which we have agreed to ----------- underwrite upon conclusion of the initial public offering period of such Trust unless sooner terminated by you.

     The termination or suspension of our registration with the Commission; the termination or suspension of our membership with NASD; or the termination or suspension of our license to do business by any state or other jurisdiction shall immediately cause the termination of this Agreement.

     Notwithstanding any settlement on the termination of this Agreement, we agree to pay our share of (i) any amount payable on account of any claim, demand or liability which may be asserted against the Underwriters, or any of them, based on the claim that the Underwriters constitute an association, unincorporated business or other separate entity and (ii) any expenses incurred by you in defending against any such claim, demand or liability. We also agree to pay any stamp taxes or other governmental charges which may be assessed and paid after such settlement on account of any Units received or sold hereunder for our account.

11. Default by Other Underwriters: Default by any one or more of the other Underwriters in respect of their ------------------------------ several obligations under this Agreement shall neither release you nor us from any of our respective obligations hereunder.

12. Notices: Every notice required by this Agreement will be in writing and deemed given (i) the next business day if sent by a nationally recognized overnight courier service that provides evidence of receipt, (ii) the same business day if sent by 3:00 p.m. (receiving party's time) by facsimile transmission and confirmed by a telephone call, or (iii) on the third business day if sent by certified mail, return receipt requested. Unless otherwise notified in writing, all notices to you shall be given or sent to you at your offices, located at:

                              Van Kampen Funds Inc.
                                1 Parkview Plaza
                           Oakbrook Terrace, IL 60181
                      Attn.: Unit Investment Trust Division

                                 With a copy to:

                                Van Kampen Funds
                           1221 Avenue of the Americas
                               New York, NY 10020
                             Attn.: General Counsel

     Unless otherwise notified in writing, all notices to us shall be given or sent to us at our address set forth on the signature page to this Agreement.

13. Net Capital: You represent that you, and we represent that we, are in compliance with the net capital requirements of Rule 15c3-1 promulgated by the Commission under the 1934 Act and we may, in accordance with and pursuant to such Rule 15c3-1, agree to purchase the amount of Units to be purchased by you and us, respectively, under the Agreement.

14. Licensing: We hereby confirm that (i) we are a broker-dealer registered with the Commission; (ii) we are a member in good standing of NASD; (iii) we are licensed by the appropriate regulatory agency of each state or other jurisdiction in which we will offer and sell Units of the Trusts; and (iv) each of our partners, directors, officers, employees, and agents who will participate or otherwise be involved in the offer or sale of Units or the performance by us of our duties and activities under this Agreement is either appropriately licensed or exempt from such licensing requirements by the appropriate regulatory agency of each state or other jurisdiction in which we will offer and sell Units of the Trusts.

     We agree that this Agreement is in all respects subject to the Conduct Rules of NASD and such Conduct Rules shall control any provision to the contrary in this Agreement. Without limiting the generality of the foregoing, we acknowledge that we are solely responsible for all suitability determinations with respect to offers and sales of Units of the Trusts to our customers and that you have no responsibility for the manner of our performance of, or for our acts or omissions in connection with, the duties and activities we perform under this Agreement.

     We agree to be bound by and to comply with all applicable federal and state laws and all rules and regulations promulgated thereunder generally affecting the sale or distribution of interests in unit investment trusts.

15. Representations and Warranties: In addition to the representations and warranties found elsewhere in ------------------------------- this
     Agreement, we represent and warrant that:

          (i) We are duly organized and existing and in good standing under the laws of the state, commonwealth or other jurisdiction in which we are organized and that we will not offer Units of any Trust for sale in any state or jurisdiction where such Units may not be legally sold or where we are not qualified to act as a broker-dealer.

          (ii) We are empowered, under applicable laws and by our organizational documents, to enter into this Agreement and perform all activities and services provided for herein and that there are no impediments, prior or existing, regulatory, self-regulatory, administrative, civil or criminal matters affecting our ability to perform under this Agreement.

          (iii) All requisite actions have been taken to authorize us to enter into and perform this Agreement.

          (iv) We are not, at the time of the execution of this Agreement, subject to any enforcement or other proceeding with respect to our activities under state or federal securities laws, rules or regulations.

          (v) We have, and will maintain during the term of this Agreement, appropriate broker's blanket bond insurance policies covering any and all acts of our directors, trustees, officers, partners, employees, and agents reasonably necessary in light of our obligations under this Agreement, with coverage limits in amounts standard in the industry, and adequate to reasonably protect and indemnify you and the Trusts against any Loss (as defined below) which any party may suffer or incur, directly or indirectly, as a result of any action or omission by us or our directors, officers, partners, employees, and agents. The mere purchase and existence of insurance does not reduce or release us from liability incurred and/or assumed within the scope of this Agreement. Our failure to maintain insurance shall not relieve us of liability under this Agreement.

16. Delivery of Prospectuses: We will take reasonable steps to provide the Preliminary Prospectus or Final Prospectus, as applicable, to any person making written request therefore to us and to make the Preliminary Prospectus or the Final Prospectus available to each person associated with us expected to solicit customers' orders for the Units prior to the effective registration date and the Final Prospectus if he is expected to offer the Units after the effective date. We understand that you will supply us, upon our reasonable request, with sufficient copies of such Preliminary Prospectuses and Final Prospectuses to comply with the foregoing.

17. Effective Date: This Agreement is being executed by us and delivered to you in duplicate. Upon your --------------- confirmation hereof and of agreements in substantially identical form with each of the other Underwriters, this Agreement shall constitute a valid and binding contract between us.

18.  Anti-Money Laundering:

     (a) We represent and warrant that we are in compliance and will continue to be in compliance with all applicable anti-money laundering laws and regulations, including the Bank Secrecy Act, as amended by the USA PATRIOT Act, and implementing regulations of the Bank Secrecy Act ("BSA Regulations") and applicable guidance issued by the Commission and the guidance and rules of the applicable securities exchanges, self regulatory organization and NASD (collectively, "Guidance").

     (b) We represent and warrant that to the extent that any of our customers who maintain Trust accounts is a current or former Senior Foreign Political Figure ("SFPF"), an immediate family member of a SFPF, a person who is widely known (or is actually known by us) to maintain a close personal relationship with any such individual, or a corporation, business or other entity that has been formed by or for the benefit of such individual, we have conducted appropriate due diligence of such customer consistent with Section 312 of the USA PATRIOT Act and any applicable BSA Regulations and Guidance.

     (c) We represent and warrant that to the extent our customers who maintain Trust accounts are foreign banks, we have taken reasonable measures and have obtained certifications and will obtain recertifications that indicate that the customers are not foreign shell banks, as defined in the BSA Regulations.

     (d) We will take all reasonable and practicable steps to ensure that we do not accept or maintain investments in any Trust, directly or indirectly, from:

          (i) A person or entity (A) who is or becomes subject to sanctions administered by the U.S. Office of Foreign Assets Control ("OFAC"), is included in any executive order or is on the list of Specially Designated Nationals and Blocked Persons maintained by OFAC, or (B) whose name appears on such other lists of prohibited persons and entities as may be mandated by applicable U.S. law or regulation.

          (ii) A foreign shell bank (i.e., a bank with no physical presence in any country).

     (e) We agree to immediately notify in writing your Anti-Money Laundering Compliance Officer if we become aware of any suspicious activity or pattern of activity or any activity that may require further review to determine whether it is suspicious in connection with a Trust.

19. Market Timing: We covenant that we shall cooperate with you to identify and discourage market timers. If any market timer buying or redeeming Units comes to our attention, we will immediately notify you. We acknowledge that you may refuse a request to purchase Units if you believe such purchase request includes a request by a market timer.

20. Confidentiality: All books, records, information and data pertaining to our business or your business that are exchanged or received in connection with this Agreement shall be kept confidential and shall not be voluntarily disclosed to any other person, except (i) if such information is already publicly available; (ii) as may be required solely for the purpose of carrying out our or your duties and responsibilities, as applicable, under this Agreement; (iii) as required by order or demand of a court or other governmental or regulatory body or as otherwise required by law; (iv) as may be required to be disclosed to our or your attorneys, accountants, regulatory examiners or insurers, as applicable, for legitimate business purposes; or (v) with our or your express prior written permission, as applicable.

21. Privacy: We represent that we have adopted and implemented procedures to safeguard customer information and records that are reasonably designed to:
     (a) ensure the security and confidentiality of customer records and information; (b) protect against any anticipated threats or hazards to the security or integrity of customer records and information; (c) protect against unauthorized access to, or use of, customer records or information that could result in substantial harm or inconvenience to any customer; (d) protect against unauthorized disclosure of non-public personal information to unaffiliated third parties; and (e) otherwise ensure our compliance with SEC Regulation S-P, adopted pursuant to the Gramm-Leach-Bliley Act of 1999, and any other federal and state privacy laws which may be enacted in the future.

22.  Indemnification:

     (a) We agree to indemnify, defend and hold harmless you and the Trusts and your and its directors, trustees, officers, employees, shareholders, agents, affiliates and each person who controls or is controlled by you, within the meaning of the 1933 Act, from any and all losses, claims, liabilities, costs, and expenses, including attorney fees (collectively, "Losses"), that may be assessed against or suffered or incurred by any of them howsoever they arise, and as they are incurred, which relate in any way to: (i) our lack of good faith, negligence, or willful misconduct in carrying out our duties and responsibilities under this Agreement; (ii) our failure to comply with any applicable law, rule or regulation (including, without limitation, the securities laws and regulations of the United States or any state or jurisdiction) in connection with the offer or sale by us of Units of the Trusts pursuant to this Agreement, or the discharge of any of our other duties and responsibilities under this Agreement; (iii) any alleged tort or breach of contract related to the offer or sale by us of Units of the Trusts pursuant to this Agreement (except to the extent that your negligence or failure to follow correct instructions received from us is the cause of such Loss); (iii) any redemption or exchange pursuant to instructions received from us or our directors, trustees, officers, partners, employees, agents, or affiliates; (iv) incorrect investment instructions received by you from us; or (v) the breach by us of any of our representations and warranties specified herein or our failure to comply with the terms and conditions of this Agreement, whether or not such action, failure, error, omission, misconduct or breach is committed by us or our directors, trustees, officers, partners, employees, agents, affiliates or any person who controls or is controlled by us within the meaning of the 1933 Act.

     (b) You agree to indemnify, defend and hold harmless us and our directors, trustees, officers, partners, employees, agents, affiliates and each person who controls or is controlled by us, within the meaning of the 1933 Act, from any and all Losses that may be assessed against or suffered or incurred by any of them howsoever they arise, and as they are incurred, which relate in any way to (i) your lack of good faith, gross negligence, or willful misconduct in carrying out your duties and responsibilities under this Agreement; (ii) your failure to comply with any applicable law, rule or regulation in connection with the discharge of your duties and responsibilities under this Agreement;
          (iii) any untrue statement of a material fact, or any omission to state a material fact, contained in a Prospectus or in any written sales literature or other marketing materials provided by you to the us, or (iv) the breach by you of any of your representations and warranties specified herein or your failure to comply with the terms and conditions of this Agreement, whether or not such action, failure, error, omission, misconduct or breach is committed by you or your directors, officers, employees agents, affiliates or any person who controls or is controlled by you within the meaning of the 1933 Act.

23. Governing Law: This Agreement shall be governed and construed in accordance with the laws of the state -------------- of New York, without reference to the choice-of-law principles thereof.

24. Investigations and Proceedings: We agree and you agree to cooperate fully in any securities regulatory investigation or proceeding or judicial proceeding with respect to our respective activities under this Agreement and promptly to notify the each other of any such investigation or proceeding.

25. Captions: All captions used in this Agreement are for convenience only and are not to be used in -------- construing or interpreting any aspect hereof.

26. Severability: Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law. If, however, any provision of this Agreement is held, under applicable law, to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective only to the extent of such invalidity, and the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected or impaired in any way.

27. Non-Exclusivity: Each of the parties acknowledges and agrees that this Agreement and the arrangements described herein are intended to be non-exclusive and that each of the parties is free to enter into similar agreements and arrangements with other entities.

28. Entire Agreement: This Agreement contains our entire understanding with you with respect to the subject ---------------- matter contained herein and supersedes all previous agreements and/or understandings between us.

     If the foregoing is in accordance with your understanding, please sign and return the enclosed copy of this letter whereupon it shall become a binding agreement between us.

                                                          Very truly yours,

NAME OF UNDERWRITING FIRM:

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Address:

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By:

Printed Name:____________________________________________

Title:___________________________________________________

Date:____________________________________________________

Agreed and accepted:

VAN KAMPEN FUNDS INC.

By:________________________________________________

Printed Name:______________________________________

Title:_____________________________________________

Date:______________________________________________